WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201


                                                       Exhibit 5(b)

                                                             (214) 979-3000



                                                  New York, New York
                                                  June 4, 1998


          Texas Utilities Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201

          Ladies and Gentlemen:

                    Referring to the proposed issuance by Texas Utilities Company (Company) of up to $900,000,000 of the Company's securities, which may include any of the following securities (together hereinafter referred to as the Securities) (i) shares of Common Stock, without par value (Common Stock), (ii) contracts to purchase shares of Common Stock (Stock Purchase Contracts),
          (iii) units, each comprised of a Stock Purchase Contract and either unsecured senior notes (Debt Securities) or debt obligations of third parties, including U.S. Treasury securities, pledged to secure the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (Stock Purchase Units), and (iv) Debt Securities issued not as a part of Stock Purchase Units, all as contemplated in the Company's Form S-3 registration statement (Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, on or about the date hereof, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

                    a. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

                    b. The Board of Directors of the Company, or the Executive Committee thereof pursuant to express authority conferred on it by the Board of Directors, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to fix and determine the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture and for the consideration contemplated by, and otherwise in conformity with, the Prospectus contained in the Registration Statement as supplemented by a Prospectus Supplement with respect to such issuance and delivery and the proceedings referred to above.

                    3. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company will have been taken when the Board of Directors of the Company, or the Executive Committee thereof pursuant to express authority conferred on it by the Board of Directors, shall have taken such action as may be necessary to fix and determine the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be, and such Stock Purchase Contracts or Stock Purchase Units, as the case may be shall have been issued and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the Prospectus contained in the Registration Statement as supplemented by a Prospectus Supplement with respect to such issuance and delivery and the proceedings referred to above.

                    4. All requisite action necessary to make the Stock validly issued, fully paid and non-assessable shall have been taken when:

                    a. The Company's Board of Directors, or the Executive Committee thereof pursuant to express authority conferred on it by the Board of Directors, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Stock and any other action necessary to the consummation of the proposed issuance and sale thereof; and

                    b. The Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the Prospectus contained in the Registration Statement as supplemented by a Prospectus Supplement with respect to such issuance and sale and the proceedings referred to above.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the state of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of Texas, upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

                    We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.


                                   Very truly yours,



                                   Worsham, Forsythe & Wooldridge, L.L.P.


                                   By /s/ Timothy A. Mack
                                     ------------------------------------
                                                  A Partner